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                                                                    EXHIBIT 10.1

                                 LINE OF CREDIT
                                 LOAN AGREEMENT

                          (With Deposit Account Sweep)

        In consideration of the covenants and conditions hereafter contained, BANK ONE, UTAH, NA ("Bank" hereafter) and ZEVEX, INC. ("Borrower" hereafter) and agree as follows:

        1.      REPRESENTATIONS.

        A. To fund current operations and growth, Borrower has requested that Bank extend to Borrower a revolving line or credit (Line of Credit).

        B. Bank desires to lend to Borrower, on a revolving line of credit basis, the amount set forth herein as the Line of Credit Limit, pursuant to the terms and conditions of this Agreement and pursuant to the Loan Documents executed in connection herewith.

        C. All advances made to Borrower under this Line of Credit shall be secured by the Collateral described herein or in a Security Agreement or other lien instrument executed at any time prior to or in connection herewith.

        D. Borrower has also established one or more demand deposit accounts and an investment management account with Bank and desires to direct and authorize Bank to transfer deposits from such deposit accounts to the line of credit and from the line of credit to such accounts.

        2.      DEFINITIONS AND ACCOUNTING TERMS.

        A. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        "Accounts" means "accounts" as defined in the Utah Uniform Commercial Code adopted in the state of Utah.

        "Advances" means a borrowing under this Agreement.

        "Affiliate" means any Person, (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or
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indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Agreement" means this Line of Credit Loan Agreement, as amended, supplemented, or modified from time to time.

        "Authorized Agent" means the Person or Persons authorized to execute and deliver this Agreement or any instrument or agreement required hereunder on behalf of the Borrower, as well as the Person or Persons authorized to obtain Advances on behalf of Borrower as described in this Agreement.

        "Borrowing Base" shall have the meaning as described in Section 3, Paragraph A.

        "Borrowing Base Certificate" means the certificate in the form and substance satisfactory to Bank.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Salt Lake City, Utah are authorized or required to close under the laws of the State of Utah.

        "Collateral" means all property which is subject to the Lien granted by a Security Agreement, or any other lien instrument.

        "Debt" means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under Capital Leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; and (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and, (9) obligations secured by any Liens, whether or not the obligations have been assumed.

        "Default" means any of the events specified in this Agreement under "Events of Default; Remedies", whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Eligible Accounts Receivable" means an Account owing to Borrower, as determined by Bank in its sole and absolute discretion, which has arisen from the delivery and/or shipment of
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products previously made and/or from services rendered for which an invoice has been issued by Borrower to its customer ("Customer") and (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of Bank and is not subject to any other security interest, lien, claim or encumbrance, and (c) which amount has not remained unpaid for more than 89 days after the date of the related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from a Customer accounting for 5% or more of the total amount owing to Borrower has remained unpaid for more than 89 days after the date of the related invoice(s), excepting amounts due from Allergan, Mentor, Alaris and Paradigm, (e) amounts due from Allergan, Mentor, Alaris and Paradigm which have not remained unpaid for more than 30 days after the due date of the related invoice and do not exceed 25% of the total accounts owing to Borrower, (f) which amount is not an uninsured amount owing from a customer located in a foreign country, (g) which amount is not owing from the United States of America or any agency, department or subdivision thereof, unless a properly executed assignment of claims has been received by Bank, (h) which amount is not the subject of any threatened or actual litigation, (I) which amount is not owing from a Customer who is also a supplier or creditor of the Borrower, (j) which amount is not owing from a Subsidiary, Affiliate, officer or employee of the Borrower or an intercompany transaction, (k) which amounts are not cash, C.O.D. accounts or deposit payments for future products, and (i) which amounts are not consignment accounts, manufacturer representative accounts, buy/sell accounts, or bill and hold accounts.

        "Eligible Inventory" means the Inventory (valued at the lower of cost or market) of Borrower as determined by Bank in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of Borrower's business, (b) owned by Borrower free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interest in favor of Bank, subject to a perfected security interest in favor of bank, (d) not subject to any consignment to any Customer and (e) not acquired by Borrower in or as part of a bulk transfer of sale or assets unless Borrower has complied with all applicable bulk sales or bulk transfer laws.

        "Event of Default" means any of the events specified in this Agreement under "Events of Default; Remedies," provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "GAAP" means generally accepted accounting principles in the

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United States.

        "Guarantors" mean ZEVEX INTERNATIONAL, INC.

        "Guaranty" means the Guaranty to be delivered by the Guarantors under the terms of this Agreement.

        "Inventory" means "inventory" as defined in the Uniform Commercial Code, adopted in the State of Utah.

        "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

        "Line of Credit Limit" means One Million Dollars ($1,000,000).

        "Loan Document" means this Agreement, any Security Agreement, Guaranty, or hypothecation or other document executed in connection with this Agreement.

        "Loan Index Rate" means the rate per annum charged and announced by Bank One, Columbus, NA, or its successors, from time to time as its "prime rate", which rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers. The Loan Index Rate will change on each day that the "prime rate" changes.

        "Loan Interest Rate" means a variable interest rate which shall at all times during the term of this Agreement be equal to the total of the Loan Index Rate plus the applicable Margin as defined herein.

        "Margin" means the percentage points added to the Loan Index Rate to determine the Loan Interest Rate pursuant to this Agreement. The Margin is set forth above the signatures to this Agreement.

        "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

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        "Security Agreement" means the Security Agreement to be delivered by the Borrower under the terms of this Agreement.

        "Subsidiary" means, as to the Borrower, a other corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

        B. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

        3.      CREDIT LIMIT.

        A. Notwithstanding the Line of Credit Limit, Bank shall not be required to Advance to Borrower at any one time under the provisions of this Agreement an amount in excess of the Line of Credit Limit or the Borrowing Base, whichever is less. The Borrowing Base shall be equal to the sum of (i) 75% x Eligible Accounts Receivable; plus (ii) 25% x Eligible Inventory, not to exceed $500,000.00.

        4.      TERMS OF LINE OF CREDIT.

        A. Bank agrees to lend and Advance to Borrower from the date hereof amounts which do not exceed the Line of Credit Limit or the Borrowing Base, whichever is less. Borrower agrees to repay all Advances pursuant to this Agreement in accordance with the terms described herein. The Line of Credit Limit is the maximum amount Bank may be required to Advance to Borrower under this Agreement.

        B. It is understood that the amount available to Borrower will vary in accordance with Advances to Borrower and payments by Borrower.

        C. All funds available to Borrower under this Line of Credit will be Advanced pursuant to the sweep provisions described in this Agreement and Bank shall not have the right to deny any such Advance unless this Agreement has been terminated.

        D. Borrower, above the signatures to this Agreement, shall designate demand deposit operating accounts ("Operating Accounts")


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maintained at Bank and the minimum balance to be maintained in each. The
Borrower will designate which Operating Account or Consolidation Account will be used for depositing advances under this Line of Credit.

        E. Borrower authorizes Bank during each Business Day to transfer Borrower's funds among and between the designated Operating Account, a Consolidation Account established by Bank, if applicable, an Investment Management Account (established by separate agreement) and this Line of Credit, without any further written or oral authorization from Borrower, in accordance with the following procedures:

                (1) Each regular banking day, Bank will withdraw all collected funds (as defined by Bank's existing funds availability policy) in the Operating Accounts and deposit the same in the Consolidation Account (if used), or in the Operating Account used for disbursement purposes if no Consolidation Account is designated. All funds so consolidated shall be applied in the following priority:

                        (i) First: Bank shall pay all checks and charges drawn or incurred on Borrower's designated Operating Accounts, including checks drawn for the purpose of accessing funds available under this Line of Credit and further including wire transfers, cash advances and charges pre-authorized by Borrower.

                        (ii) Second: Bank shall deposit into each Operating Account the minimum balance described above the signatures to this Agreement.

                        (iii) Third: Any excess funds shall be applied to the outstanding principal due on this Line of Credit.

                        (iv) Fourth: Any remaining funds shall be deposited to Borrower's Investment Management Account to be invested in accordance with the terms of the agreement establishing the Investment Management Account. All interest earned on the Investment Management Account shall inure to the benefit of the Borrower.


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        F.      If sufficient collected funds are not available in the
Consolidation Account or Operating Account to provide for the requirements of the first and second priorities described above, then funds sufficient to pay the checks and charges and any overdrafts and to maintain the minimum balances required, if any, shall be advanced first from the available balance in Borrower's Investment Management Account and second from the Line of Credit. If sufficient collected funds are still not available, Bank shall not be required to satisfy the first and second priorities described above.

        G. Every transaction contemplated herein is complete and binding upon all parties hereto at such time as the Bank records the transaction on its records.

        H. The parties authorized to act for Borrower under this Agreement shall be those parties specifically described herein as Authorized Agents or as may be authorized to transact business or issue checks or other pre-authorized charges on the Borrower's Operating Accounts or the Investment Management Account.

        I. All principal payments on this Line of Credit shall be made at Borrower's discretion through appropriate deposits to one or more of the Operating Accounts.

        J. Bank, in its sole discretion, may make the transfers described herein based upon the deposit of uncollected funds and any such transfers or disbursements shall be reversed at the time of the receipt of any returned item.

        K. Loan Interest Rate. Borrower shall pay to Bank interest on the outstanding principal balance of all Advances obtained under the Line of Credit. The interest rate shall be the Loan Interest Rate. The Loan Interest Rate may change from time to time and the interest payable on the outstanding principal balance will fluctuate with changes in the Loan Interest Rate. Interest shall be computed daily on the basis of a 360 day year and charged on the number of actual days Advances are outstanding.

        L. Interest Payments. Bank will bill Borrower each month for interest due for the preceding month on total outstanding Advances from the Line of Credit. Interest will be due in arrears and the interest due must be paid to Bank on the due date shown on each billing statement. If payment is not received within ten (10) Business Days after the due date shown on the billing statement, Borrower authorizes Bank to charge the Line of Credit for the amount of the interest due for the preceding month so long as such charge does not cause the outstanding principal balance to exceed


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the Line of Credit Limit or the Borrowing Base, whichever is less. Bank, in failing to render an interest statement, does not waive its right to receive or collect interest payments.

        M. Principal Payments. Until Bank declares a termination of the Line of Credit following the occurrence and during the continuance of an Event of Default, or otherwise notifies Borrower in writing, Borrower may make payments on the principal balance of Advances outstanding on the Line of Credit in amounts and at such times as Borrower, in its sole discretion, determines. There shall be no pre-payment penalty. Principal payments may be paid directly to Bank or pursuant to one or more deposits made to the Operating Account.

        N. Compliance with Borrowing Base. If at any time during the term of this Agreement, the Borrower obtains knowledge that the total principal amount of all Advances outstanding exceeds the Line of Credit Limit or the Borrowing Base whichever is less, the Borrower shall immediately reduce the principal amount of the Advances outstanding at that time by an amount equal to such excess.

        O. Origination Fee. At the time of closing this Agreement, Borrower shall pay to Bank a loan origination fee of $500.00. All other fees and costs of documenting this Agreement, including attorney's fees, will be paid for by Borrower at the time of closing.

        P. Other Fees. Borrower shall pay to Bank a reasonable fee, including outside attorneys' fees, to amend the Loan Agreement or any of the Loan Documents. A reasonable fee may also be charged for Bank's review of any request by the Borrower to modify or waive any restrictive covenants. A fee charged to modify or waive a restrictive covenant does not imply that Bank consented to the modification or waiver, but is only to reimburse Bank for its time and effort in reviewing the request by Borrower. Bank shall issue a statement for these fees. If the fees are not paid by the 15th day of the following month, Borrower directs Bank to add the amount to the principal balance of the Loan. Failing to render a statement does not waive the right to receive or collect these fees.

        Q. Initial Disbursement. The initial disbursement shall be used to payoff the principal balance and terminate Borrower's existing line of credit with Bank.

        5.      COLLATERAL.

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        A.      The Collateral for all Advances made to Borrower under the Line of Credit and all accrued interest, costs and fees shall be all of the Borrower's Inventory and all rights to payment of money including but not limited to Accounts, contract rights, chattel paper, instruments, general intangibles, choses in action, furniture, fixtures and equipment now owned or hereafter acquired and as further described in a Security Agreement or other lien instrument executed at any time prior to or in connection with this Agreement. In enforcing the terms of any Security Agreement, following Borrower's default, Bank shall not be required to liquidate the Collateral in any particular order. The Collateral is provided in consideration of the availability of funds under this Agreement, and no security interest shall be released or be deemed released until this Agreement has been terminated and all amounts Advanced have been paid in full. No junior Lien on any of Bank's Collateral shall affect the priority of any Advance made to Borrower under this Agreement.

        B. Borrower agrees that any and all Collateral given to secure Borrower's obligations and indebtedness under this Agreement shall also secure any and all liabilities and obligations of Borrower to Bank existing now or in the future (including that certain Reimbursement Agreement in the initial amount of $2,024,658 dated on or about October 1, 1996, whether for the payment of money or otherwise, whether absolute or contingent, whether as principal, endorser, guarantor, or otherwise, whether originally due to Bank or to a third Person and assigned endorsed to Bank and whether several, joint, or joint and several, all as they may be amended, modified, extended, renewed, restated, or supplemented from time to

        6.      TERMINATION.

        A. Termination by Borrower. Borrower may terminate this Agreement at any time by furnishing Bank with a written notice that this Agreement is terminated and coincidentally therewith paying all Advances, including interest, fees and charges, outstanding under the Line of Credit.

        B. Termination by Bank. In the event of Borrower's Default, and following notice and failure by Borrower to cure as required herein, Bank may terminate its obligation to make further Advances under this Agreement. Borrower's default is not waived by any action of Bank other than by a written waiver of Default.

        7.      MATURITY.

        Notwithstanding any provision herein to the contrary, all outstanding Advances together with accrued and unpaid interest,



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fees and charges shall mature and be due and payable in full May 31, 1998.

        8.      PLEDGE.

        Borrower does hereby pledge to Bank and grant to Bank a security interest, perfected by possession, on all of Borrower's accounts, credits, assets or things of value that from time to time are in the possession and/or control of Bank. In the event of Default, as defined herein, and Borrower's failure to cure the Default, Bank may exercise its rights under the pledge and apply the pledged property to the outstanding balance of Advances due to Bank.

        9.      CONDITIONS PRECEDENT.

        A. Condition Precedent to the Loan. The obligation of Bank to make the Line of Credit Loan to Borrower is subject to the condition precedent that the Bank shall have received on or before the date of such Line of Credit each of the following, in form and substance satisfactory to Bank and its counsel:

                (I) Agreement. This Line of Credit Agreement duly executed by the Borrower.

                (ii) Security Agreement. A Security Agreement, duly executed by the Borrower, together with acknowledged copies of Financing Statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interest created by the Security Agreement.

                (iii) Evidence of all corporate action by the Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and each other document to be delivered pursuant to this Agreement.

                (iv) Evidence of all corporate action by the Guarantor. Certified (as of the date of this Agreement) copies of all corporate action taken by the Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Guaranty and each other document to be delivered pursuant to the Guaranty.

                (v)     Guaranty. The Guaranty duly executed by the Guarantor.


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                (vi)    Additional Documentation. The Bank shall have received
        such other approvals, opinions, or documents as the Bank may reasonably request.

        10.     REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Bank that:

        A. Incorporation, Good Standing and Due Qualification. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

        B. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of this Agreement have been duly authorized by all necessary action and do not and will not (1) require any consent or approval of the stockholders of Borrower; (2) contravene Borrower's charter or bylaws;
(3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (6) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

        C. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.


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

        D. Financial Statements. The balance sheet of the Borrower and its Subsidiaries as of December 31, 1996, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since June 30, 1997, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary. Except as stated above, there are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

        E. Other Agreements. Neither the Borrower, nor any Subsidiary, is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any Subsidiary, or the ability of the Borrower to carry out its obligations under this Agreement. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

        F. Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower to perform its obligations under this Agreement.

        G. No Defaults on Outstanding Judgments or Orders. The Borrower and its Subsidiaries have satisfied all judgments, and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

        H. Ownership and Liens. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to herein (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to this Agreement.

        I. Operation of Business. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

        J. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

        11.     AFFIRMATIVE COVENANTS.

        So long as this Agreement shall remain in effect, the Borrower will:

        A. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

        B. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

        C. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

        D. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Agreement.

        E. Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

        F. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

        G. Right of Inspection. At any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

        H.  Reporting Requirement.  Furnish to the Bank:

                (1) Quarterly financial statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and Guarantor as of the end of such quarter, statements of income and retained earnings of the Borrower and Guarantor for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP consistently applied (subject to year-end adjustments);

                (2) Annual financial statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, audited consolidated balance sheets of the Borrower and Guarantor as of the end of such fiscal year and statements of income and retained earnings of the Borrower and Guarantor for such fiscal year and statements of cash flows of the Borrower and Guarantor for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by certified public accountants selected by the Borrower and acceptable to the Bank.

                (3) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

                (4) Other Reporting Requirements. Borrower will furnish to Bank within ten (10) days after the end of each month: (1) current lists of all accounts receivable showing the name of the account debtor, the amount and age of the account, and, at Bank's request, addresses of the account debtors, (2) current lists of all trade accounts payable showing the name of the trade creditor, the age of the payable, and, at Bank's request, the addresses of the trade creditors, (3) a current Inventory summary report, and (4) a Borrowing Base Certificate in a form approved by Bank. Bank shall have the right to verify the validity, amount, or any other matter relating to any account.


                (5) Notice of Default and Events of Default. As soon as possible and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                (6) General information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request;

        I. Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder, notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

        J. Banking Relationship. Bank shall be the Borrower's sole Bank of account for all receipts and disbursements in connection with the Borrower's business.

        12.     NEGATIVE COVENANTS.

        So long as any Advance shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

        A. Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                (1)     Liens in favor of the Bank;

                (2) Liens for taxes and assessments or other governmental charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                (3) Liens imposed by law, such as mechanics', materialmen's, landlord's, warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than ninety (90) days or which are being contested in good faith in appropriate proceedings and for which appropriate reserves have been established;

        (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

        (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

        (6)     Liens existing as of the date of this Agreement.

        (7) Judgment and other similar Liens arising in connection with Court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

        (9) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary; and,

B. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

        (1)     Debt of the Borrower to Bank;

        (2) Debt as of the date of this Agreement as shown on the financial statement dated June 30, 1997.

        (3) Debt of the Borrower subordinated on terms satisfactory to the Bank to the Borrower's obligations under this Agreement;

        (4) Debt of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or another Subsidiary;

        (5) Accounts payable to trade creditors for goods or services which are acquired in the ordinary course of Borrower's and Subsidiaries business.

        C. Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Borrower and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

        D. Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $25,000.00; and, (4) leases between the Borrower and any Subsidiary or between any Subsidiaries.

        E. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

        F. Dividends. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that the Borrower (1) may declare and deliver dividends and make distributions payable solely in common stock of the Borrower and (2) may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

        G. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower.

        H. Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net work, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

        I. Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        13.     FINANCIAL COVENANTS.

        So long as Advances under the Line of Credit shall remain unpaid or the Bank shall have any commitment under this Agreement:

        A. Debt Coverage. The Borrower will maintain on a consolidated basis as of the end of each fiscal year a ratio of (earnings + interest expense + depreciation + amortization) to (interest expense + current maturity of long term debt + capital lease payments) of not less than 1.4 to 1.0.

        B. Net Worth. At each date as set forth below the Borrower will achieve and maintain a consolidated tangible net worth of not less than:

        Date                            Tangible Net Worth
        ----                            ------------------
        December 31, 1997                   $3,500,000
        December 31, 1998                   $4,000,000

        C. Debt to Worth. The Borrower shall maintain at all times ratio of consolidated Debt to consolidated tangible net worth of not less than 1.25:1.0.

        D. Working Capital. The Borrower shall maintain at all times an excess of consolidated current assets over consolidated current liabilities of not less than $750,000.00.

        14.     EVENTS OF DEFAULT; REMEDIES.

        If one or more of the following events shall occur ("Events of Default" or an "Event of Default"):

        A. Borrower shall default in the due and punctual payment of principal or interest on the Line of Credit or any other of its obligations due to Bank or any part thereof, when the same become due and payable, whether at maturity or otherwise; or

        B. Borrower shall fail to pay any other of its debts or fail to perform or observe any other of the terms, provisions, covenants, restrictions, agreements or obligations to be performed by it under this Agreement, or under agreements or instruments given under this Agreement; or

        C. Any representation or warranty made in writing by or on behalf of Borrower or Guarantor herein or pursuant hereto or otherwise in any report, certificate or other instrument furnished in connection with this Agreement shall prove to have been inaccurate or incomplete in any material respect on the date which it was made; or

        D. Borrower or Guarantor shall be adjudicated bankrupt or insolvent, or generally not pay its debts as they become due, or make an assignment for the benefit of creditors; or Borrower shall apply for or consent to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or substantially all of its property.

        E. Guarantor shall fail to perform or observe any of the terms, provisions, covenants, restrictions, agreements or obligations to be performed by it under the Guaranty or take any action to repudiate the Guaranty.

     THEN, Bank, upon the occurrence of any Event(s) of Default, may terminate this Agreement and, in addition, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower:

          (a) declare the unpaid principal balance, and all interest thereon and all other amounts payable under this Agreement immediately due and payable.

          (b) immediately, without expiration of any further period of grace, enforce payment of all obligations of Borrower to Bank under this Agreement and under agreements executed in connection herewith and may exercise any and all other remedies granted to Bank at law, in equity or otherwise.

          (c) exercise all of Bank's rights under the terms of any security agreement, assignment, trust deed, pledge or other lien document executed in connection herewith.

     E. Borrower agrees that after the exercise by Bank of the remedies specified above and both before and after judgment, the obligations due hereunder shall accrue interest until paid at the rate of eighteen percent (18%) per annum.

     F. After default, Borrower agrees to pay all reasonable expenses and fees including reasonable attorney's fees and court costs incurred in the collection of the obligations and/or incurred in any bankruptcy or insolvency proceedings or in any arbitration proceedings.

     15.  MISCELLANEOUS.

     A. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     B. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address shown above the signatures to this Agreement, and if to the

Bank, at its address shown above the signatures to this Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received, respectively, addressed as aforesaid.

     C. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     D. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement or document to which the Borrower is a party without the prior written consent of the Bank.

     E. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of this Agreement, and of any amendment, modification, or supplement to this Agreement, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including courts costs, incurred in connection with enforcement of this Agreement, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise.

     F. Integration. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

     G. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs and expenses

(including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or other person. This indemnity shall survive termination of this Agreement.

     H. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

     I. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     J. Jury Trial Wavier. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     The Agents authorized to act for Borrower under this Agreement are:

        NAME                            SIGNATURE
        ----                            ---------

Dean G. Constantine             /s/ DEAN G. CONSTANTINE
------------------------        -----------------------------

Phillip L. McStotts             /s/ PHILLIP L. MCSTOTTS
------------------------        -----------------------------

        The additional percentage points ("Margin") to be added to the Loan Index Rate are 1.0 percentage points. The initial Loan Interest Rate payable on Advances made under the Line of Credit is 9.5% per annum.

        All Advances on the Line of Credit shall be deposited into Consolidation Account No. 1260-4637.

        The Borrower's Operating Accounts and the minimum deposits to be maintained in each are follows:

Operating Account Number                Minimum Balance
------------------------                ---------------
1135-7769                                     -0-

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by authority duly given as of this 29th day of September, 1997.

BANK:                                   BORROWER:
BANK ONE, UTAH, NA                      ZEVEX, INC.

By: /s/ RANDY S. CAMERON                By: /s/ PHILLIP L. MCSTOTTS
   ------------------------------          -------------------------------
        RANDY S. CAMERON                        PHILLIP L. MCSTOTTS
Title:  SR. VICE PRESIDENT              Its:    CFO

Address:                                Address:

80 West Broadway, Suite 200             5175 Greenpine Drive
Salt Lake City, Utah 84101              Salt Lake City, Utah 84123

            SECURITY AGREEMENT - ACCOUNTS RECEIVABLE AND INVENTORY

        For value received, the undersigned hereinafter called "Borrower" hereby assigns and grants to Bank One, Utah, NA, the secured party hereunder and hereafter called "Bank", a security interest in the personal property hereafter described and hereinafter called "Collateral" and agrees and acknowledges that Bank has and shall continue to have a security interest in said Collateral whether the same is now owned, whether acquired from the proceeds of loans by the Bank, hereafter acquired and in the proceeds from said Collateral for the purpose of securing the payment of any and all indebtednesses and liabilities whatsoever of Borrower to Bank whether direct, indirect, absolute or contingent, due or to become due, whether now existing or hereafter arising and howsoever evidenced or acquired and whether several, joint or joint and several. It is understood that this agreement is for the purpose of supporting a continuing and varying credit relationship between Bank and Borrower and that the amounts of indebtedness may vary from time to time and may be indicated by the Borrower's loan accounts, promissory notes, receipts and other evidences of indebtedness.

COLLATERAL:

        1. All rights to payment of money now owned or hereafter acquired by the Borrower whether due or to become due and whether or not earned by performance and including but not limited to accounts, contract rights, chattel paper, instruments, general intangibles and choses in action, all of which are hereinafter called "Receivables".

        2. All inventory now owned or hereafter acquired by Borrower and whether or not held for sale or lease or to be furnished under contracts of service, including without limitation, all goods in process, raw materials, parts, components, demonstrators, and things held for sale, resale or manufacture.

        3.      All proceeds of Receivables and inventory.

        4. All rights to insurance and the proceeds thereof covering any of the above property.

        5. In addition to the foregoing, the Collateral includes the following specifically described property:

        All furniture, fixtures and equipment of whatever type or kind, wherever located, now owned or hereafter acquired.


BORROWER'S REPRESENTATIONS AND WARRANTIES:

        1. That Borrower is the owner of all existing Collateral free of any claim whatsoever except the claim of the Bank and that as to all Collateral to be acquired after the date hereof Borrower will be the owner of said Collateral and that the ownership of the Borrower is free of any claim whatsoever except the claim of the Bank and Borrower will defend the Collateral and title thereto.

        2. That all Receivables have arisen from actual bona fide transactions of Borrower and have been duly and regularly entered to the books and accounts of the Borrower and are not and will not be proceeds of any encumbered inventory. That all inventory encumbrances will be completely discharged prior to sale of the inventory.

        3. Borrower will not sell or otherwise dispose of any inventory except in the ordinary course of business and will not dispose of any other Collateral without first obtaining written approval of Bank.

        4. Borrower will promptly notify Bank in writing of any event which affects the value of the Collateral, the ability of the Borrower or Bank to dispose of the collateral or the rights and remedies of the Bank in relation thereto including but not limited to the levy of any legal process against the Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral whether governmental or otherwise.

        5. If any Collateral becomes subject of any negotiable document of title including any warehouse receipt or bill of lading, Borrower shall duly assign, endorse and deliver such document to Bank.

        6. Borrower will diligently collect all Receivables and keep accurate books and records of the Receivables and collections thereof and deposit all receipts therefrom in Borrower's operating checking account at Bank or at Bank's request in a separate account at Bank which account is only subject to withdrawal by Bank. Borrower will withdraw from its operating checking account only for routing, ordinary and necessary business expenses.


MAINTENANCE

        Borrower agrees:

        1. To use, maintain and register (if required) the Collateral in accordance with law and maintain Collateral and all books in current condition.

        2. To pay and keep Collateral free from all liens, taxes or other encumbrances.

        3. At the option of the Bank and at any time requested by the Bank, to segregate all Collateral and collections and proceeds therefrom so that they are capable of identification and delivery daily such collections and proceeds to Bank in kind and to deliver any other Collateral to locations designated by Bank.

        4. To periodically deliver to Bank records, schedules and reports which show the status and condition of the Collateral, its location and such other contracts or other matters which affect the Collateral.

        5. To allow Bank to verify the Collateral and inspect the books and records of the Borrower and make copies or extracts therefrom.

        6. To deliver to Bank any evidences of Receivables including but not limited to instruments or chattel paper.

        7. At Bank's request to notify any account debtors, any buyers of Collateral or any other persons of Bank's interest in the Collateral and proceeds thereof and Borrower specifically authorizes Bank, at its option, to notify all debtors of Borrower and direct them to pay amounts due to Borrower directly to Bank.

        8. To demand and collect any Receivables and any proceeds of the Collateral and in furtherance of such purpose Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all collections, receipts or other documents and take possession of and open the mail addressed to Borrower and remove therefrom payments of Receivables and proceeds of Collateral.


RIGHT TO PROTECT COLLATERAL:

        If Borrower fails to perform any duty herein required or pay any expense which the Borrower is hereunder required to pay, Bank may make expenditures for such purposes and the amounts so expended shall become immediately due and payable by Borrower to Bank or at election of Bank may be added to the unpaid balance of debt together with a loan finance charge, as permitted by the Utah Uniform Commercial and Consumer Credit Codes, and such amounts are secured hereby.

DEFAULT:

        Borrower shall be in default if any of the following events occur:

         1. Borrower fails to pay any indebtedness to Bank when due;

         2. Borrower fails to timely perform any other obligation to Bank;

         3. If any statement, representation or warranty of the Borrower to Bank or to Bank's Assignee, regardless of when made, is determined to be untrue as of the date made;

         4. Borrower becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against Borrower alleging that Borrower is insolvent or unable to pay debts as they mature;

         5. Entry of any judgment against Borrower;

         6. Death of Borrower who is a natural person or of any partner of Borrower which is a partnership;

         7. Dissolution, merger or consolidation or transfer of a substantial part of the property of Borrower which is a corporation or a partnership;

         8. The issuing of an attachment or garnishment or the filing of a lien against any property of Borrower;

         9. The assignment by Borrower of any equity in the Collateral without the written consent of the Bank;

        10. The Collateral is lost, stolen or materially damaged;

        11. Bank shall deem itself insecure for any reason.

REMEDIES:

        Upon and after the occurrence of any default, the Bank may without notice to Borrower, declare immediately due and payable all amounts secured hereby and shall have the remedies of a secured party under the Utah Uniform Commercial Code or other applicable law, and:

         1. Bank shall have the right to enter upon any premises where the Collateral may be and take possession thereof to sell the Collateral in accordance with law and after deducting all expenses for maintaining, repairing and/or selling the Collateral and all attorney's fees, legal or other expenses of collection, sale and delivery, to apply the residue of the proceeds of such sale or sales to pay (or to hold as a reserve against) all obligations owing to Bank and secured by the Collateral.

         2. Bank shall have the right immediately and without sale of Collateral or further action by it, to set off against Borrower's obligations, whether or not due, all money or other liabilities owed by Bank or Bank's Assignee in any capacity to Borrower, and such charge as is made or entered on the books of Bank or Bank's Assignee subsequent to a default shall be deemed to have been exercised immediately upon occurrence of such default.

         3. Bank may, without notice to or demand on the Borrower, demand, collect, receipt for, settle, compromise, adjust, use, sue for, foreclose or realize upon Collateral as the Bank may determine, whether or not obligations or Collateral are then due and for the purpose of realizing the Bank's rights therein, the Bank may receive, open and dispose of mail addressed to the Borrower and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of the Borrower. The powers conferred on the Bank by this Section are solely to protect the interest of the Bank and shall not impose any duties on the Bank to exercise any powers.

NOTICES:

        Notice of sale or other disposition of the Collateral or any other notice required or desired, unless otherwise provided, in connection with this agreement shall be deemed reasonable and sufficient if mailed to Borrower at Borrower's address stated in this agreement, postage prepaid, at least five (5) days prior to the sale or disposition of the Collateral or five (5) days prior to the date a response to the notice is required, except that payments must be made as specified in demand for payment. Notice to Bank is deemed sufficient one (1) day after the same has been delivered to Bank and, if Borrower has knowledge of the Assignment of this instrument, to Bank's Assignee.

GENERAL:

        All costs and expenses of Bank in retaking, holding, preparing for sale and selling or otherwise realizing upon the Collateral in the event of default by Borrower, including court costs and reasonable attorney's fees and legal expenses, shall constitute additional indebtedness of the Borrower secured hereby which Borrower promises to pay on demand.

        This agreement may not be altered or amended except by a writing signed by the Borrower, accepted by Bank and attached hereto. Any provision found to be invalid shall not invalidate the remainder hereof. Waiver of any default or failure to exercise any option shall not constitute a waiver of any other or subsequent default or right. If this instrument is signed by more than one Borrower, the obligations of Borrowers shall be joint and several. THE RIGHTS OR PRIVILEGES GRANTED BANK (INCLUDING, WITHOUT LIMITATION, ALL REMEDIES AND RIGHTS OF SET OFF) ARE ALSO GRANTED TO BANK'S ASSIGNEE. All words herein shall be construed to be of such gender and number as the circumstances require and the references to Borrower is joint and endorsers agree that the payments and performances hereunder may from time to time be extended and/or modified and/or renewed. Bank shall have the right to inspect the Collateral at any reasonable time and place. Bank shall have the right to date this instrument and fill in any blanks. Bank is appointed the agent of Borrower for the limited purpose of signing a Financing Statement or other required instruments. This instrument shall be binding upon the heirs, personal representatives, successors and assigns of the Borrower and shall inure to the benefit of the Bank, its successors and assigns.

INSURANCE:

        Borrower represents that he has and will maintain insurance and fidelity bonds that cover the Collateral to its full insurable value and hereby assigns to Bank such portion of any proceeds thereof as may result from a casualty, loss of Collateral or loss or embezzlement of the proceeds and appoints Bank Borrower's agent to make claim for and receipt for insurance proceeds. If Borrower does not have such insurance or bonds, then Borrower, at his own expense agrees to obtain the same. Proceeds from policies shall be payable to Bank as its interest may appear and all policies shall provide for ten (10) days minimum written cancellation notice to Bank. Certificates attesting the coverage shall be deposited with Bank. Proceeds may be applied by Bank toward payment of any obligation of Borrower whether or not due and in such order of application as Bank may determine.

        Borrower acknowledges receipt of a complete and legible copy of this Agreement and executes this Agreement as of this 29th day of September, 1997, and if executed by a corporation, an association or partnership by officers thereof thereunto authorized in accordance with duly and regularly adopted existing authority and resolution of the governing body of such organization.

BANK ONE, UTAH, NA                      BORROWER:

                                        ZEVEX, INC.

By /s/ RANDY S. CAMERON                 By   /s/ PHILLIP L. MCSTOTTS
   -----------------------------           ---------------------------------
                                             Phillip L. McStotts

Its  SR. VICE PRESIDENT                 Its  CFO
    ----------------------------            --------------------------------
                                             5175 Greepine Drive
                                             Salt Lake City, Utah 84123
                                            --------------------------------
                                                        Address

                              CONTINUING GUARANTY
TO: BANK ONE, UTAH, NA

        1. For valuable consideration, the undersigned (hereinafter called "Guarantor") jointly and severally with Borrower and any other guarantor(s), unconditionally guarantees payment and promises to pay to BANK ONE, UTAH, NATIONAL ASSOCIATION (hereinafter called "Bank"), or order, on demand, in lawful money of the United States, any and all indebtedness of _________________
       ZEVEX, INC.
-------------------------------------------------------------------------------
(hereinafter called "Borrower") to Bank. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, interest, and liabilities of Borrower, and any and all contracts, letters of credit or commitments of Bank made for the benefit or at the request of Guarantor or Borrower, or any one or more of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary, and however arising whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be, or hereafter becomes, barred by any statute of limitations, or whether such indebtedness may be, or hereafter becomes, otherwise unenforceable.

        2. The liability of Guarantor for Borrower's Indebtedness shall not exceed at any one time the total of the guaranteed principal sum of
 THREE MILLION TWENTY FOUR THOUSAND SIX HUNDRED FIFTY EIGHT DOLLARS AND NO/100
--------------------------------------------------------------------------------
($3,024,658.00) Dollars plus all accrued and accruing interest upon such guaranteed principal sum to the same extent such interest is contracted and agreed by Borrower, plus all of Bank's costs, expenses and attorney's fees incurred in connection with or relating to the collection or enforcement of this Guaranty. This Guaranty shall bind and obligate the undersigned, his heirs, devisees, personal representatives, successors and assigns, with Borrower, jointly and severally, for the payment of the Indebtedness precisely as if the same had been contracted and was due and owing by him in person. The obligations hereunder are joint and several and independent of the obligations of Borrower or any other Guarantor and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations or any other statute affecting his ability hereunder or the enforcement thereof. Guarantor further waives any action against the Borrower or Guarantor required by any statute. Guarantor submits himself to the jurisdiction of the District Court of Salt Lake County, State of Utah, and agrees that the laws of the State of Utah shall govern this agreement.

        3. Guarantor authorizes Bank, without notice or demand and without affecting his liability hereunder, to (a) renew, compromise, extend, revise, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, before and after any revocation of this Guaranty; (b) take and hold security for the payment of this Guaranty or the Indebtedness guaranteed; (c) exchange, enforce, waive and release any such security; (d) take additional security; (e) apply such security and direct the order or manner of sale thereof as Bank, in its discretion, may determine; and
(f) release or substitute any one or more of the endorsers or guarantors or acquire additional guarantors. Bank may, without notice, assign this Guaranty in whole or in part.

        4. Guarantor waives any right to require Bank to (a) proceed against Borrower or other guarantors; (b) proceed against or exhaust any security held from Borrower or Guarantor; or (c) pursue any other remedy in Bank's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause whatsoever, of the liability of Borrower. Until all Indebtedness of Borrower to Bank shall have been paid in full, even though such Indebtedness is in excess of Guarantor's liability hereunder, Guarantor shall have no right of subrogation unless Bank, at its option, so elects, and Guarantor hereby waives any right to enforce any remedy which Bank now has, or may hereafter have, against Borrower, and hereby waives any benefit of, and any right to participate in, any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness.

        5. Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by any Guarantor hereunder including, without limitation, and claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Bank against the Borrower or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

        6. If any payment received by the Bank from the Borrower in respect of the indebtedness is subsequently recovered from or repaid by the Bank as the result of any bankruptcy, dissolution, reorganization, arrangement, or liquidation proceedings (or proceedings similar thereto), the Guarantor's payment obligation hereunder shall be reinstated and shall continue to be effective as though such payment had not been made. The provisions of this Section shall survive termination of this Guaranty.

        7. This Guaranty is continuing in nature and no written revocation hereof received by Bank shall affect in any manner rights arising under this Guaranty with respect to (a) liabilities which shall have been created, contracted, assumed or incurred prior to actual receipt by the Bank of written notice of such revocation; (b) liabilities which shall have been created, contracted, assumed or incurred after actual receipt by Bank of such written notice pursuant to any contract, letter of credit or commitment entered into by the Bank prior to receipt of such notice, or (c) any of the aforementioned liabilities arising out of or in any way related to the Indebtedness, which shall have been renewed, modified, extended, consolidated, amended or revised after revocation of this Guaranty, any or all of which actions are contemplated and hereby permitted by Guarantor, and this Guaranty shall continue in full force and effect, and Bank shall have the rights herein provided for, as if no such revocation had occurred. The sole effect of revocation hereof shall be to exclude from this Guaranty liabilities and Indebtedness thereafter arising which are unconnected with liabilities and Indebtedness theretofore arising and existing. Any such revocation of this Guaranty at any time by one or more other guarantors shall not affect the liability hereunder of Guarantor as to any Indebtedness of the Borrower, but this Guaranty shall in all respects remain in force and effect as to such Indebtedness and transactions. The death of any Guarantor shall not operate as a revocation of liability hereunder of the estate of any such Guarantor until actual receipt by Bank of written notice of the death of such Guarantor. Any such revocation by written notice of death shall have the same effect as any other written revocation hereunder. Guarantor waives notice of revocation given by any other Guarantor or Guarantors. Any payment by Guarantor shall not reduce his maximum obligation hereunder, unless written notice to that effect be actually received by Bank at, or prior to, the time of such payment. Revocation of this Guaranty shall not in any way affect the rights, duties, obligations or liabilities of either Bank or Guarantor hereunder with respect to transactions occurring or Indebtedness incurred prior to the effectiveness of such revocation.

     8. In addition to all liens upon, and the right of set-off against, the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon, and a right of set-off against, to the extent permitted by law, all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held for safekeeping or otherwise; and every such lien and right of set-off may be exercised without demand upon, or notice to, Guarantor. No lien or right of set-off shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of set-off, or to enforce such lien, or by any delay in so doing, and every right of set-off and lien shall continue in full force and effect until such right of set-off or lien is specifically waived or released by an instrument in writing executed by Bank.

     9. Guarantor agrees to pay upon demand all of Bank's costs and expenses, including reasonable attorneys' fees and legal expenses, incurred in connection with the enforcement of this Guaranty. Costs and expenses include Bank's reasonable attorneys' fees and legal expenses whether or not the attorney is a salaried employee of Bank and whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy or insolvency proceedings, appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

     10. Guarantor represents and warrants to Bank that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower's request and not at the request of Bank; (c) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and, (d) upon Bank's request, Guarantor will provide to Bank financial and credit information in a form acceptable to Bank.

     11. This Guaranty is exclusive and cumulative as to amounts and shall not serve to revoke or alter any Guaranty previously delivered to Bank nor (unless otherwise specifically provided in writing at the date and execution thereof) be revoked by any Guaranty subsequently delivered to Bank. This Guaranty does not in any manner whatsoever limit the amount of any borrowing heretofore or hereafter made under any other financing agreement between Bank and Borrower.

     12. Bank shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank of a provision of this Guaranty shall not prejudice or constitute a waiver of Bank's right otherwise to demand strict compliance with any other provision of this Guaranty. No prior waiver by Bank, nor any course of dealing between Bank and Guarantor, shall constitute a waiver of any of Bank's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Bank is required under this Guaranty, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld at the sole discretion of Bank.

     13. In all cases where there is but a single Guarantor, all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, the word "Borrower" shall mean all and any one or more of them; and any reference to "his" shall also include "her" or "its" where appropriate.

     14. This Agreement is a final expression of the agreement between the Guarantor and Bank and this written agreement may not be contradicted by evidence of any alleged oral agreement.

     15. Guarantor authorizes all financial institutions and credit reporting agencies to furnish Bank opinions and credit information on or affecting Guarantor, and Guarantor authorizes Bank to report opinions and credit information affecting Guarantor to all credit reporting agencies or other financial institutions.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty this 29th day of September, 1997.

                                        ZEVEX INTERNATIONAL, INC.
                                        -------------------------------
                                        Guarantor (Type Name)

                                        BY /s/ PHILLIP L. McSTOTTS
                                          ------------------------------
                                          Phillip L. McStotts, Sec/Treas.

                                          5175 Greenpine Dr.
                                          ------------------------------
                                          Salt Lake City, Utah  84123
                                          ------------------------------
                                          Address

                             ARBITRATION AGREEMENT

        A. Binding Arbitration. The undersigned hereby agree that all controversies and claims of any nature arising directly or indirectly out of any and all loan transactions between or among them and any related agreements, instruments or documents, and including but not limited to a claim based on or arising from an alleged tort, shall at the written request of any party be arbitrated pursuant to the applicable Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall occur in Salt Lake City, Utah. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

        B. Arbitration Panel. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars ($100,000). A single arbitrator shall be knowledgeable in the subject matter of the dispute. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three (3) arbitrators selected as provided herein. No arbitrator shall have the power to restrain any act of any party.

        If arbitration hereunder is required to be before a three (3) person panel of neutral arbitrators, the panel shall consist of one (1) person from each of the following categories:

                (1) An attorney who has practiced in the area of commercial law for at least ten (10) years or a retired judge at the State or Federal District Court or Appellate Court level;

                (2) A person with at least ten (10) years experience in commercial lending; and,

                (3) A person with at least ten (10) years experience in the borrower's industry.

The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one (1) person from each category in the manner established by the AAA.

        The arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the loan agreement, promissory note and/or other loan documents relating to the credit which is the subject of the arbitrated claim or dispute.

        C. Provisional Remedies, Self-Help and Foreclosure. No provision of paragraph A shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisions or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its rights under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the right to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

        Agreed to this 29th day of September, 1997.


BANK:                                           BORROWER:

BANK ONE, UTAH, NA                              ZEVEX, INC.

BY:  /s/ RANDY S. CAMERON                       BY: /s/ PHILLIP L. MCSTOTTS
    -----------------------------                  -----------------------------
     Randy S. Cameron,                               Phillip L. McStotts

ITS: Sr. Vice President                         ITS: CFO


                                                GUARANTOR:

                                                ZEVEX INTERNATIONAL, INC.,
                                                a Nevada corporation

                                                BY: /s/ PHILLIP L. MCSTOTTS
                                                    ----------------------------

                                                ITS:  CFO
                                                     ---------------------------